EXHIBIT 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 8, 1999 included or incorporated by reference in Castle & Cooke's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                 /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
July 22, 1999